Pioneer Disciplined
                       Value Fund

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                       Annual Report | August 31, 2012
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                       Ticker Symbols:

                       Class A          SERSX
                       Class C          PRVCX
                       Class Y          PRUYX

                       [LOGO] PIONEER
                              Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                         2

Portfolio Management Discussion                                               4

Portfolio Summary                                                             8

Prices and Distributions                                                      9

Performance Update                                                           10

Comparing Ongoing Fund Expenses                                              13

Schedule of Investments                                                      15

Financial Statements                                                         19

Notes to Financial Statements                                                26

Report of Independent Registered Public Accounting Firm                      33

Trustees, Officers and Service Providers                                     35

                      Pioneer Disciplined Value Fund | Annual Report | 8/31/12 1

President's Letter

Dear Shareowner,

The U.S. economy showed signs of an economic slowdown in the second quarter, reflecting higher savings by consumers and reduced spending by corporations, in large part due to concerns about both the U.S. outlook and the deteriorating situation in Europe. Some 40% - 45% of U.S. corporate earnings come from overseas, with a large portion of that from Europe. While large U.S. corporations generally remain in excellent financial health - cash, borrowing capacity, and margins are all strong - they are holding back on hiring and investments due to concerns about Europe, China, and U.S. regulations, fiscal policies, taxes, and politics. Many investors share those concerns, and are maintaining a cautious approach to the markets.

Despite this tough backdrop, the markets had a surprisingly strong first half of 2012. The Standard & Poor's 500 Index returned 9.5% over the six months ended June 30, 2012. In the U.S. bond markets, interest rates generally declined, with riskier sectors faring the best. The broad bond market, as measured by the Barclays Capital Aggregate Bond Index, returned 2.4% during the same six-month period, while the high-yield bond market, as measured by the Bank of America Merrill Lynch High Yield Master II Index, returned 7.1%.

Given the major macroeconomic and political issues facing the markets in the second half of the year, we certainly expect continuing volatility. But we also see some positive economic data that give us hope for better news in the second half of 2012. While the unemployment rate remains unacceptably high at over 8%, employment and incomes continue to trend upward. Lower oil prices have acted like an effective tax cut for consumers. Home construction, sales, and refinancings have increased, and auto sales are holding up as well.

At Pioneer, we have long advocated the benefits of staying diversified* and investing for the long term. The strategy has generally performed well for many investors. Our advice, as always, is to work closely with a trusted financial advisor to discuss your goals and work together to develop an investment strategy that meets your individual needs. There is no single best strategy that works for every investor.

* Diversification does not assure a profit or protect against loss in a declining market.

2 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Pioneer's investment professionals focus on finding good opportunities in both equity and bond markets using the same disciplined investment approach we have used since 1928. Our strategy is to identify undervalued individual securities with the greatest potential for success, carefully weighing risk against reward. Our teams of investment professionals continually monitor and analyze the relative valuations of different sectors and securities globally to help build portfolios that we believe can help you achieve your investment goals.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at us.pioneerinvestments.com. We greatly appreciate your trust in us, and we thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                      Pioneer Disciplined Value Fund | Annual Report | 8/31/12 3

Portfolio Management Discussion | 8/31/12

In the following interview, John Peckham, CFA, Co-Head of Equity Research, U.S., at Pioneer, discusses the market environment for value stocks during the 12 months ended August 31, 2012, and the performance of Pioneer Disciplined Value Fund in that environment. Mr. Peckham, along with Paul Cloonan, Co-Head of Equity Research, U.S., at Pioneer; Ashesh (Ace) Savla, senior quantitative research analyst at Pioneer; and Brian Popiel, fundamental research analyst at Pioneer, are responsible for the day-to-day management of the Fund.

Q How would you describe the investment environment for value stocks during the 12-month period ended August 31, 2012?

A The U.S. stock market environment was exciting, nerve-wracking, and profitable during the 12 months ended August 31, 2012. Looking back over the year, the market suffered through three significant pullbacks (October 2011, November 2011, and May 2012), and enjoyed two meaningful rallies (December 2011 through March 2012, and June through August 2012). Fortunately, positive performance during the longer-term rallies more than offset the negative performance of the shorter-term declines, and the broad U.S. stock market, as measured by the Standard & Poor's 500 Index (the S&P 500), returned 17.98% for the full 12-month period ended August 31, 2012.

      In a change from recent history, large-cap value stocks generated returns that were in-line with large-cap growth stocks and the broader market (as measured by the S&P 500). The Russell 1000 Value Index, the Fund's benchmark, returned 17.30% for the 12-month period, while the Russell 1000 Growth Index returned 17.37%. The higher dividend yields* of value stocks compared with growth stocks were an important reason why value kept pace with growth on a total return basis during the full reporting period.

      The top-performing sectors in large-cap value over the past year were consumer discretionary and telecom services, while the two worst-performing sectors were materials and energy. The stabilization in the housing market, continued improving business fundamentals in media, and the somewhat surprising resilience of the retail industry drove performance in the consumer discretionary sector. In telecom services, performance was largely driven by the chase for yield, but we would note that fundamentals improved at the margin for the phone companies. In contrast, the commodity sectors (energy and materials) lagged due to market concerns about slowing global economic growth.

*     Dividends are not guaranteed.

4 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Q How did the Fund perform in that environment during the 12 months ended August 31, 2012?

A Pioneer Disciplined Value Fund's Class A shares returned 14.81% at net asset value during the 12 months ended August 31, 2012, while the Fund's benchmark, the Russell 1000 Value Index (the Russell Index), returned 17.30%. During the same period, the average return of the 459 mutual funds in Lipper's Large-Cap Value Funds category was 14.61%.

Q What were the main drivers of the Fund's benchmark-relative underperformance during the 12 months ended August 31, 2012?

A From a sector allocation perspective, being underweight to the outperforming telecom services sector was a drag on the Fund's performance relative to the Russell Index during the 12-month period, as was a modest Fund overweight to information technology. For the most part, however, stock selection was the main reason for the Fund's benchmark-relative underperformance during the period, particularly selection results in materials and information technology.

      While stock picks in financials actually performed well overall, the Fund's worst-performing stocks during the period included two banks, Citigroup and JPMorgan Chase. In addition, media company Viacom, oil & gas explorer Apache, and tech giant Hewlett-Packard (HP) were among the worst-performing stock picks for the Fund during the 12-month period.

      In the case of Citigroup, we bought the stock shortly before regulators denied the company's request to increase its dividend and buy back stock. The Fund's investment in JPMorgan Chase was a significant disappointment over the 12-month period. The company's large trading loss shook our confidence in management, and we elected to sell the Fund's entire position.

      Viacom's stock weakened after the company's cable TV ratings began to deteriorate.

      In the cases of Apache and HP, the stocks were statistically cheap, and we believed the companies' management teams had credible plans to improve valuations within a reasonable time period. Unfortunately, the management teams failed to make adequate progress, and we decided to sell them. We would note that the low natural gas prices that prevailed during the 12-month period certainly affected Apache, and continuing problems in the printer and PC markets hurt HP's performance.

                      Pioneer Disciplined Value Fund | Annual Report | 8/31/12 5

Q What sector allocations or individual investments aided the Fund's performance during the 12 months ended August 31, 2012?

A On a sector basis, the Fund generated its strongest benchmark-relative performance during the 12-month period from both an overweight to and strong stock picks within consumer discretionary. Solid stock picks also drove above-benchmark Fund returns in health care. Overall stock selection results in financials likewise benefited the Fund's relative performance.

      The Fund's top five stock picks during the 12-month period were biotech company Amgen, cable TV operator Comcast, credit card firm Discover, department store retailer Macy's, and super regional bank Wells Fargo.

      Amgen was a new addition to the Fund this year and returned more than 54% after the company initiated a dividend and improved its drug pipeline. Comcast returned more than 59%, as the cable business continued its strong performance and the company began to reap the benefits from its NBC Universal acquisition.

      Discover continued its march higher, returning more than 55% as credit performance continued to improve and the company grew market and wallet share. In addition, Discover expanded its mobile payments platform through a partnership with PayPal. Wells Fargo was another standout among the Fund's financials holdings, posting a 33% gain during the period. The company benefited from the general recovery among bank stocks and its exposure to a U.S. housing market that appears to have stabilized.

      Macy's returned more than 58%, as the company's increased focus on local market merchandising produced impressive gains in same-store sales.

Q Could you discuss some of the changes to the Fund that took place during the 12 months ended August 31, 2012?

A We bolstered the Fund's portfolio management team this year, adding John Peckham, CFA, and Brian Popiel. Mr. Peckham is Co-Head of Equity Research, U.S., and a portfolio manager on Pioneer's Value Fund and Fundamental Value Fund portfolios. Mr. Popiel is a senior fundamental research analyst and covers the financials sector for Pioneer. Mr. Peckham and Mr. Popiel join Mr. Savla, who has been a manager on the Fund since its launch and is a member of Pioneer's quantitative research analysis and portfolio management teams; and Paul Cloonan, Co-Head of Equity Research, U.S., and portfolio manager at Pioneer, and a member of the Fund's management team since 2010.

6 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

      The Fund's investment strategy remains the same. We focus on identifying the top value ideas generated by Pioneer's seasoned fundamental research team and use quantitative research and analysis to inform the stock selection and portfolio construction process. We emphasize bottom-up stock picking rather than top-down sector calls to drive the Fund's performance.

Q     What is your outlook?

A We remain optimistic about the prospects for large-cap value stocks. We believe that valuations remain reasonable, that dividend yields are attractive, and that investor sentiment remains far from euphoric. We continue to have little difficulty finding what we believe to be good businesses selling at attractive prices. We note that value stocks have materially underperformed growth stocks since the 2008 financial crisis, and so we think there may be scope for value to catch up to growth in the coming years.

      While the macroeconomic backdrop remains uncertain, we believe the U.S. economy will continue to grow at a moderate pace and that Europe will not fall into an abyss. We also believe that the emerging markets will avoid a hard economic landing. Recent central bank actions around the globe have removed a degree of tail risk, and we are hopeful that the world's political leaders will achieve the fiscal reforms necessary to support global growth.

      We thank you for your continued investment in the Fund.

Please refer to the Schedule of Investments on pages 15-18 for a full listing of Fund securities.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These opinions should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                      Pioneer Disciplined Value Fund | Annual Report | 8/31/12 7

Portfolio Summary | 8/31/12

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                         92.2%
International Common Stocks                                 6.2%
Depositary Receipts for International Stocks                1.6%


Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Financials                                                         24.2%
Health Care                                                        14.7%
Energy                                                             14.7%
Consumer Discretionary                                             11.0%
Industrials                                                         9.2%
Information Technology                                              8.3%
Consumer Staples                                                    7.0%
Telecommunication Services                                          4.3%
Materials                                                           3.8%
Utilities                                                           2.8%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

1.       Chevron Corp.                                                     4.63%
--------------------------------------------------------------------------------
2.       Pfizer, Inc.                                                      4.30
--------------------------------------------------------------------------------
3.       Wells Fargo & Co.                                                 3.96
--------------------------------------------------------------------------------
4.       Exxon Mobil Corp.                                                 3.49
--------------------------------------------------------------------------------
5.       Citigroup, Inc.                                                   3.39
--------------------------------------------------------------------------------
6.       Discover Financial Services, Inc.                                 3.35
--------------------------------------------------------------------------------
7.       Microsoft Corp.                                                   3.11
--------------------------------------------------------------------------------
8.       AT&T, Inc.                                                        3.10
--------------------------------------------------------------------------------
9.       Merck & Co, Inc.                                                  2.81
--------------------------------------------------------------------------------
10.      Johnson & Johnson Co.                                             2.78
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any securities listed.

8 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Prices and Distributions | 8/31/12

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Class                        8/31/12                        8/31/11
--------------------------------------------------------------------------------
          A                           $8.69                          $8.16
--------------------------------------------------------------------------------
          C                           $8.68                          $8.16
--------------------------------------------------------------------------------
          Y                           $8.83                          $8.28
--------------------------------------------------------------------------------

Distributions per Share: 9/1/11-8/31/12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Net
                       Investment            Short-Term           Long-Term
        Class            Income             Capital Gains       Capital Gains
--------------------------------------------------------------------------------
          A              $0.0872               $0.1925             $0.2982
--------------------------------------------------------------------------------
          C              $0.0127               $0.1925             $0.2982
--------------------------------------------------------------------------------
          Y              $0.1133               $0.1925             $0.2982
--------------------------------------------------------------------------------

The Russell 1000 Value Index measures the performance of large-cap U.S. value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 10-12.

                      Pioneer Disciplined Value Fund | Annual Report | 8/31/12 9

Performance Update | 8/31/12                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Disciplined Value Fund at public offering price, compared to that of the Russell 1000 Value Index.

Average Annual Total Returns
(As of August 31, 2012)
--------------------------------------------------------------------------------
                                      Net Asset             Public Offering
Period                                Value (NAV)           Price (POP)
--------------------------------------------------------------------------------
Life-of-Class
(12/15/05)                              3.29%                    2.38%
5 Years                                -0.01                    -1.18
1 Year                                 14.81                     8.18
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2011)
--------------------------------------------------------------------------------
                                      Gross                 Net
--------------------------------------------------------------------------------
                                        1.70%                   1.27%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                               Pioneer Disciplined     Russell 1000
                               Value Fund              Value Index
12/31/2005                     $    9,425              $   10,000
8/31/2006                      $   10,181              $   11,098
8/31/2007                      $   11,835              $   12,524
8/31/2008                      $   10,257              $   10,688
8/31/2009                      $    8,888              $    8,522
8/31/2010                      $    9,064              $    8,945
8/31/2011                      $   10,306              $   10,230
8/31/2012                      $   11,832              $   11,999

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2014, for Class A shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

10 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Performance Update | 8/31/12                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Disciplined Value Fund, compared to that of the Russell 1000 Value Index.

Average Annual Total Returns
(As of August 31, 2012)
--------------------------------------------------------------------------------
                                      If                    If
Period                                Held                  Redeemed
--------------------------------------------------------------------------------
Life-of-Class
(7/16/08)                               3.30%                 3.30%
1 Year                                 13.62                 13.62
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2011)
--------------------------------------------------------------------------------
                                      Gross                 Net
--------------------------------------------------------------------------------
                                        2.43%                 2.17%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                               Pioneer Disciplined      Russell 1000
                               Value Fund               Value Index
7/31/2008                      $   10,000               $   10,000
8/31/2008                      $   10,148               $   10,170
8/31/2009                      $    8,717               $    8,109
8/31/2010                      $    8,810               $    8,511
8/31/2011                      $    9,925               $    9,734
8/31/2012                      $   11,276               $   11,418

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2014, for Class C shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 11

Performance Update | 8/31/12                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Pioneer Disciplined Value Fund, compared to that of the Russell 1000 Value Index.

Average Annual Total Returns
(As of August 31, 2012)
--------------------------------------------------------------------------------
                                      If                    If
Period                                Held                  Redeemed
--------------------------------------------------------------------------------
Life-of-Class
(12/15/05)                              3.49%                 3.49%
5 Years                                 0.26                  0.26
1 Year                                 15.20                 15.20
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2011)
--------------------------------------------------------------------------------
                                      Gross                 Net
--------------------------------------------------------------------------------
                                        1.04%                 0.92%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                               Pioneer Disciplined     Russell 1000
                               Value Fund              Value Index
12/31/2005                     $  5,000,000            $  5,000,000
8/31/2006                      $  5,398,990            $  5,548,797
8/31/2007                      $  6,276,091            $  6,262,058
8/31/2008                      $  5,450,402            $  5,343,904
8/31/2009                      $  4,729,740            $  4,260,867
8/31/2010                      $  4,836,623            $  4,472,278
8/31/2011                      $  5,519,068            $  5,114,855
8/31/2012                      $  6,357,936            $  5,999,685

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance shown for Class Y shares for the period prior to the inception of Class Y shares on July 31, 2008, is based on the net asset value performance of the Fund's Class A shares, which has not been restated to reflect any differences in expenses, including Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares generally are higher than those of Class Y shares, the performance of Class Y shares prior to their inception would have been higher than the performance shown.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2014, for Class Y shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)   transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)   Divide your account value by $1,000
      Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Disciplined Value Fund

Based on actual returns from March 1, 2012, through August 31, 2012.

--------------------------------------------------------------------------------
Share Class                             A               C                Y
--------------------------------------------------------------------------------
Beginning Account                   $1,000.00       $1,000.00        $1,000.00
Value on 3/1/12
--------------------------------------------------------------------------------
Ending Account                      $1,024.81       $1,020.02        $1,026.74
Value (after expenses)
on 8/31/12
--------------------------------------------------------------------------------
Expenses Paid                           $6.36          $10.92            $4.59
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.15%, and 0.90% for Class A, Class C, and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 13

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Disciplined Value Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from March 1, 2012, through August 31, 2012.

--------------------------------------------------------------------------------
Share Class                             A               C                Y
--------------------------------------------------------------------------------
Beginning Account                   $1,000.00       $1,000.00        $1,000.00
Value on 3/1/12
--------------------------------------------------------------------------------
Ending Account                      $1,018.85       $1,014.33        $1,020.61
Value (after expenses)
on 8/31/12
--------------------------------------------------------------------------------
Expenses Paid                           $6.34          $10.89            $4.57
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.25%, 2.15%, and 0.90% for Class A, Class C, and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

14 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Schedule of Investments | 8/31/12

----------------------------------------------------------------------------------------------------------------
Shares                                                                                           Value
----------------------------------------------------------------------------------------------------------------
                COMMON STOCKS -- 99.7%
                ENERGY -- 14.7%
                Oil & Gas Drilling -- 1.8%
      14,072    Ensco Plc                                                                        $       807,311
----------------------------------------------------------------------------------------------------------------
                Integrated Oil & Gas -- 10.6%
      18,236    Chevron Corp.                                                                    $     2,045,351
      17,670    Exxon Mobil Corp.                                                                      1,542,591
      13,157    Occidental Petroleum Corp.                                                             1,118,477
                                                                                                 ---------------
                                                                                                 $     4,706,419
----------------------------------------------------------------------------------------------------------------
                Oil & Gas Exploration & Production -- 2.3%
      35,777    Marathon Oil Corp.                                                               $       995,316
                                                                                                 ---------------
                Total Energy                                                                     $     6,509,046
----------------------------------------------------------------------------------------------------------------
                MATERIALS -- 3.8%
                Fertilizers & Agricultural Chemicals -- 2.3%
      17,710    The Mosaic Co.                                                                   $     1,025,586
----------------------------------------------------------------------------------------------------------------
                Diversified Metals & Mining -- 1.5%
      18,700    Freeport-McMoRan Copper & Gold, Inc.                                             $       675,257
                                                                                                 ---------------
                Total Materials                                                                  $     1,700,843
----------------------------------------------------------------------------------------------------------------
                CAPITAL GOODS -- 7.2%
                Aerospace & Defense -- 2.3%
      13,018    United Technologies Corp.                                                        $     1,039,487
----------------------------------------------------------------------------------------------------------------
                Industrial Conglomerates -- 2.8%
       6,025    3M Co.                                                                           $       557,915
      32,100    General Electric Co.                                                                     664,791
                                                                                                 ---------------
                                                                                                 $     1,222,706
----------------------------------------------------------------------------------------------------------------
                Industrial Machinery -- 2.1%
      20,097    Ingersoll-Rand Plc                                                               $       939,736
                                                                                                 ---------------
                Total Capital Goods                                                              $     3,201,929
----------------------------------------------------------------------------------------------------------------
                TRANSPORTATION -- 2.0%
                Railroads -- 2.0%
       7,340    Union Pacific Corp.                                                              $       891,370
                                                                                                 ---------------
                Total Transportation                                                             $       891,370
----------------------------------------------------------------------------------------------------------------
                MEDIA -- 7.1%
                Broadcasting -- 1.8%
      21,814    CBS Corp. (Class B)                                                              $       792,721
----------------------------------------------------------------------------------------------------------------
                Cable & Satellite -- 2.6%
      34,132    Comcast Corp.                                                                    $     1,144,446
----------------------------------------------------------------------------------------------------------------
                Movies & Entertainment -- 2.7%
      24,692    The Walt Disney Co.                                                              $     1,221,513
                                                                                                 ---------------
                Total Media                                                                      $     3,158,680
----------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 15

----------------------------------------------------------------------------------------------------------------
Shares                                                                                           Value
----------------------------------------------------------------------------------------------------------------
                RETAILING -- 3.9%
                Department Stores -- 2.3%
      25,210    Macy's, Inc.                                                                     $     1,016,215
----------------------------------------------------------------------------------------------------------------
                Home Improvement Retail -- 1.6%
      12,642    The Home Depot, Inc.                                                             $       717,434
                                                                                                 ---------------
                Total Retailing                                                                  $     1,733,649
----------------------------------------------------------------------------------------------------------------
                FOOD & STAPLES RETAILING -- 2.6%
                Drug Retail -- 2.6%
      25,162    CVS Caremark Corp.                                                               $     1,146,129
                                                                                                 ---------------
                Total Food & Staples Retailing                                                   $     1,146,129
----------------------------------------------------------------------------------------------------------------
                FOOD, BEVERAGE & TOBACCO -- 4.5%
                Packaged Foods & Meats -- 1.9%
      24,216    Campbell Soup Co.                                                                $       850,950
----------------------------------------------------------------------------------------------------------------
                Tobacco -- 2.6%
      33,324    Altria Group, Inc.                                                               $     1,131,683
                                                                                                 ---------------
                Total Food, Beverage & Tobacco                                                   $     1,982,633
----------------------------------------------------------------------------------------------------------------
                HEALTH CARE EQUIPMENT & SERVICES -- 2.2%
                Managed Health Care -- 2.2%
      17,675    UnitedHealth Group, Inc.                                                         $       959,752
                                                                                                 ---------------
                Total Health Care Equipment & Services                                           $       959,752
----------------------------------------------------------------------------------------------------------------
                PHARMACEUTICALS, BIOTECHNOLOGY & LIFE SCIENCES -- 12.5%
                Biotechnology -- 2.6%
      13,988    Amgen, Inc.                                                                      $     1,173,873
----------------------------------------------------------------------------------------------------------------
                Pharmaceuticals -- 9.9%
      18,214    Johnson & Johnson Co.                                                            $     1,228,170
      28,894    Merck & Co., Inc.                                                                      1,243,887
      79,627    Pfizer, Inc.                                                                           1,899,900
                                                                                                 ---------------
                                                                                                 $     4,371,957
                                                                                                 ---------------
                Total Pharmaceuticals, Biotechnology & Life Sciences                             $     5,545,830
----------------------------------------------------------------------------------------------------------------
                BANKS -- 6.5%
                Diversified Banks -- 4.0%
      51,462    Wells Fargo & Co.                                                                $     1,751,252
----------------------------------------------------------------------------------------------------------------
                Regional Banks -- 2.5%
      17,962    PNC Financial Services Group, Inc.                                               $     1,116,518
                                                                                                 ---------------
                Total Banks                                                                      $     2,867,770
----------------------------------------------------------------------------------------------------------------
                DIVERSIFIED FINANCIALS -- 11.7%
                Other Diversified Financial Services -- 3.4%
      50,459    Citigroup, Inc.                                                                  $     1,499,137
----------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

16 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

----------------------------------------------------------------------------------------------------------------
Shares                                                                                           Value
----------------------------------------------------------------------------------------------------------------
                Consumer Finance -- 5.9%
      20,157    Capital One Financial Corp.                                                      $     1,139,475
      38,225    Discover Financial Services, Inc.                                                      1,480,454
                                                                                                 ---------------
                                                                                                 $     2,619,929
----------------------------------------------------------------------------------------------------------------
                Asset Management & Custody Banks -- 2.4%
      44,669    Invesco, Ltd.                                                                    $     1,057,762
                                                                                                 ---------------
                Total Diversified Financials                                                     $     5,176,828
----------------------------------------------------------------------------------------------------------------
                INSURANCE -- 6.0%
                Life & Health Insurance -- 1.5%
      19,400    MetLife, Inc.                                                                    $       662,122
----------------------------------------------------------------------------------------------------------------
                Property & Casualty Insurance -- 4.5%
      13,965    ACE, Ltd.                                                                        $     1,029,639
      26,205    The Allstate Corp.                                                                       976,922
                                                                                                 ---------------
                                                                                                 $     2,006,561
                                                                                                 ---------------
                Total Insurance                                                                  $     2,668,683
----------------------------------------------------------------------------------------------------------------
                SOFTWARE & SERVICES -- 3.1%
                Systems Software -- 3.1%
      44,610    Microsoft Corp.                                                                  $     1,374,880
                                                                                                 ---------------
                Total Software & Services                                                        $     1,374,880
----------------------------------------------------------------------------------------------------------------
                TECHNOLOGY HARDWARE & EQUIPMENT -- 2.2%
                Computer Hardware -- 2.2%
       1,488    Apple, Inc.                                                                      $       989,877
                                                                                                 ---------------
                Total Technology Hardware & Equipment                                            $       989,877
----------------------------------------------------------------------------------------------------------------
                SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT -- 3.0%
                Semiconductor Equipment -- 1.5%
      11,565    ASML Holding NV (A.D.R.)                                                         $       656,545
----------------------------------------------------------------------------------------------------------------
                Semiconductors -- 1.5%
      16,610    Analog Devices, Inc.                                                             $       660,081
                                                                                                 ---------------
                Total Semiconductors & Semiconductor Equipment                                   $     1,316,626
----------------------------------------------------------------------------------------------------------------
                TELECOMMUNICATION SERVICES -- 4.3%
                Integrated Telecommunication Services -- 4.3%
      37,407    AT&T, Inc.                                                                       $     1,370,592
      12,568    Verizon Communications, Inc.                                                             539,670
                                                                                                 ---------------
                                                                                                 $     1,910,262
                                                                                                 ---------------
                Total Telecommunication Services                                                 $     1,910,262
----------------------------------------------------------------------------------------------------------------
                UTILITIES -- 2.4%
                Electric Utilities -- 2.4%
      24,700    American Electric Power Co., Inc.                                                $     1,061,853
                                                                                                 ---------------
                Total Utilities                                                                  $     1,061,853
----------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 17

Shares                                                                                           Value
----------------------------------------------------------------------------------------------------------------

                TOTAL COMMON STOCKS
                (Cost $38,124,592)                                                               $    44,196,640
----------------------------------------------------------------------------------------------------------------
                TOTAL INVESTMENT IN SECURITIES -- 99.7%
                (Cost $38,124,592) (a)                                                           $    44,196,640
----------------------------------------------------------------------------------------------------------------
                OTHER ASSETS & LIABILITIES -- 0.3%                                               $       117,781
----------------------------------------------------------------------------------------------------------------
                TOTAL NET ASSETS -- 100.0%                                                       $    44,314,421
================================================================================================================

(A.D.R.)    American Depositary Receipts.

(a) At August 31, 2012, the net unrealized gain on investments based on cost for federal income tax purposes of $38,171,185 was as follows:


               Aggregate gross unrealized gain for all investments in which there is          $       6,390,865
                  an excess of value over tax cost
               Aggregate gross unrealized loss for all investments in which there is                   (365,410)
                  an excess of tax cost over value
                                                                                              -----------------
               Net unrealized gain                                                            $       6,025,455
                                                                                              =================

Purchases and sales of securities (excluding temporary cash investments) for the year ended August 31, 2012 aggregated $42,315,137 and $49,946,881, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

   Level 1 - quoted prices in active markets for identical securities
   Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)
   Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services) as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of August 31, 2012, in valuing the Fund's assets:

-------------------------------------------------------------------------------------------------
                                 Level 1                    Level 2      Level 3      Total
-------------------------------------------------------------------------------------------------
Common Stocks                    $44,196,640                $ --         $ --         $44,196,640
-------------------------------------------------------------------------------------------------
Total                            $44,196,640                $ --         $ --         $44,196,640
=================================================================================================

During the year ended August 31, 2012, there were no transfers between levels.




The accompanying notes are an integral part of these financial statements.

18 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Statement of Assets and Liabilities | 8/31/12

ASSETS:
   Investment in securities, at value (cost $38,124,592)               $      44,196,640
   Cash                                                                           96,141
   Receivables --
     Fund shares sold                                                             10,264
     Dividends                                                                   123,717
     Due from Pioneer Investment Management, Inc.                                 24,588
   Other                                                                          24,501
-----------------------------------------------------------------------------------------
       Total assets                                                    $      44,475,851
-----------------------------------------------------------------------------------------
LIABILITIES:
   Payables --
     Fund shares repurchased                                           $          88,069
   Due to affiliates                                                              25,499
   Accrued expenses                                                               47,862
-----------------------------------------------------------------------------------------
       Total liabilities                                               $         161,430
-----------------------------------------------------------------------------------------
NET ASSETS:
   Paid-in capital                                                     $      39,263,218
   Undistributed net investment income                                           410,651
   Accumulated net realized loss on investments                               (1,431,496)
   Net unrealized gain on investments                                          6,072,048
-----------------------------------------------------------------------------------------
     Total net assets                                                  $      44,314,421
-----------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $2,083,675/239,798 shares)                        $            8.69
   Class C (based on $617,771/71,150 shares)                           $            8.68
   Class Y (based on $41,612,975/4,713,685 shares)                     $            8.83
MAXIMUM OFFERING PRICE:
   Class A ($8.69 (divided by) 94.25%)                                 $            9.22
=========================================================================================

The accompanying notes are an integral part of these financial statements.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 19

Statement of Operations

For the Year Ended 8/31/12

INVESTMENT INCOME:
   Dividends (net of foreign taxes withheld of $3,882)                    $       1,127,072
   Interest                                                                              84
   Income from securities loaned, net                                                 2,772
----------------------------------------------------------------------------------------------------------------
       Total investment income                                                                $       1,129,928
----------------------------------------------------------------------------------------------------------------
EXPENSES:
   Management fees                                                        $         294,593
   Transfer agent fees
     Class A                                                                          4,274
     Class C                                                                          1,734
     Class Y                                                                            487
   Distribution fees
     Class A                                                                          4,104
     Class C                                                                          6,314
   Shareholder communication expense                                                  3,172
   Administrative reimbursements                                                     13,082
   Custodian fees                                                                     9,749
   Registration fees                                                                 59,810
   Professional fees                                                                 45,996
   Printing expense                                                                  31,928
   Fees and expenses of nonaffiliated Trustees                                        7,109
   Miscellaneous                                                                      4,850
----------------------------------------------------------------------------------------------------------------
       Total expenses                                                                         $         487,202
       Less fees waived and expenses reimbursed by Pioneer Investment
         Management, Inc.                                                                               (64,889)
----------------------------------------------------------------------------------------------------------------
       Net expenses                                                                           $         422,313
----------------------------------------------------------------------------------------------------------------
         Net investment income                                                                $         707,615
----------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
   Net realized loss on investments                                                           $      (1,397,977)
----------------------------------------------------------------------------------------------------------------
   Change in net unrealized gain on investments                                               $       6,895,504
----------------------------------------------------------------------------------------------------------------
   Net gain on investments                                                                    $       5,497,527
----------------------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations                                       $       6,205,142
================================================================================================================

The accompanying notes are an integral part of these financial statements.

20 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Statements of Changes in Net Assets

----------------------------------------------------------------------------------------------------------------
                                                                          Year Ended          Year Ended
                                                                          8/31/12             8/31/11
----------------------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                                     $         707,615   $         507,403
Net realized gain (loss) on investments                                          (1,397,977)          2,738,999
Change in net unrealized gain (loss) on investments                               6,895,504            (395,951)
----------------------------------------------------------------------------------------------------------------
     Net increase in net assets resulting from operations                 $       6,205,142   $       2,850,451
----------------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
     Class A ($0.09 and $0.07 per share, respectively)                    $         (15,803)  $          (9,441)
     Class C ($0.01 and $0.00* per share, respectively)                              (1,132)               (323)
     Class Y ($0.11 and $0.10 per share, respectively)                             (604,696)           (376,968)
Net realized gain:
     Class A ($0.49 and $0.79 per share, respectively)                              (82,992)            (92,143)
     Class C ($0.49 and $0.79 per share, respectively)                              (42,010)            (48,851)
     Class Y ($0.49 and $0.79 per share, respectively)                           (2,577,701)         (2,899,846)
----------------------------------------------------------------------------------------------------------------
       Total distributions to shareowners                                 $      (3,324,334)  $      (3,427,572)
----------------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                          $       3,552,222   $      22,253,365
Reinvestment of distributions                                                        93,899              83,249
Cost of shares repurchased                                                       (9,934,443)         (4,718,006)
----------------------------------------------------------------------------------------------------------------
     Net increase in net assets resulting from Fund share transactions    $      (6,288,322)  $      17,618,608
----------------------------------------------------------------------------------------------------------------
     Net increase in net assets                                           $      (3,407,514)  $      17,041,487
NET ASSETS:
Beginning of period                                                              47,721,935          30,680,448
----------------------------------------------------------------------------------------------------------------
End of period                                                             $      44,314,421   $      47,721,935
----------------------------------------------------------------------------------------------------------------
Undistributed net investment income                                       $         410,651   $         325,464
================================================================================================================

* Rounds to less than $0.01 per share

The accompanying notes are an integral part of these financial statements.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 21

--------------------------------------------------------------------------------------------------------------
                                        '12 Shares       '12 Amount            '11 Shares     '11 Amount
--------------------------------------------------------------------------------------------------------------
CLASS A
Shares sold                                171,130       $     1,408,673         105,522      $       912,806
Reinvestment of distributions                8,586                64,204           6,845               55,201
Less shares repurchased                   (106,348)             (885,908)        (58,251)            (496,626)
--------------------------------------------------------------------------------------------------------------
     Net increase                           73,368       $       586,969          54,116      $       471,381
==============================================================================================================
CLASS C
Shares sold                                 46,931       $       399,187          37,652      $       329,948
Reinvestment of distributions                4,011                29,695           3,491               28,048
Less shares repurchased                    (62,307)             (521,695)        (19,148)            (164,822)
--------------------------------------------------------------------------------------------------------------
     Net increase (decrease)               (11,365)      $       (92,813)         21,995      $       193,174
==============================================================================================================
CLASS Y
Shares sold                                218,024       $     1,744,362       2,331,206      $    21,010,611
Reinvestment of distributions                   --                    --              --                   --
Less shares repurchased                 (1,019,600)           (8,526,840)       (455,774)          (4,056,558)
--------------------------------------------------------------------------------------------------------------
     Net increase (decrease)              (801,576)      $    (6,782,478)      1,875,432      $    16,954,053
==============================================================================================================

The accompanying notes are an integral part of these financial statements.

22 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Financial Highlights

--------------------------------------------------------------------------------------------------------------------------------
                                                     Year            Year           Year           Year           Year
                                                     Ended           Ended          Ended          Ended          Ended
                                                     8/31/12         8/31/11        8/31/10        8/31/09        8/31/08
--------------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                 $       8.16    $      7.95    $      8.19    $       9.60   $      11.99
--------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                             $       0.11    $      0.07    $      0.06    $       0.09   $       0.11
   Net realized and unrealized gain (loss) on
     investments                                             1.00           1.00           0.12           (1.39)         (1.62)
--------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets from
   investment operations                             $       1.11    $      1.07    $      0.18    $      (1.30)  $      (1.51)
--------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                    (0.09)         (0.07)         (0.07)          (0.11)         (0.11)
   Net realized gain                                        (0.49)         (0.79)         (0.35)             --          (0.77)
--------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value           $       0.53    $      0.21    $     (0.24)   $      (1.41)  $      (2.39)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $       8.69    $      8.16    $      7.95    $       8.19   $       9.60
================================================================================================================================
Total return*                                               14.81%         13.69%          1.98%         (13.34)%       (13.34)%
Ratio of net expenses to average net assets                  1.25%          1.25%          1.25%           1.25%          1.25%
Ratio of net investment income to average net
   assets                                                    1.23%          0.95%          0.78%           1.34%          1.07%
Portfolio turnover rate                                        94%            91%           112%            114%           116%
Net assets, end of period (in thousands)             $      2,084    $     1,358    $       892    $        526   $        520
Ratios with no waiver of fees and assumption of
   expenses by the Adviser:
   Total expenses                                            1.71%          1.68%          1.76%          13.37%         16.02%
   Net investment income (loss)                              0.77%          0.52%          0.27%         (10.78)%       (13.70)%
================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 23

------------------------------------------------------------------------------------------------------------------------------------
                                                     Year            Year             Year           Year           7/17/08 (a)
                                                     Ended           Ended            Ended          Ended          to
                                                     8/31/12         8/31/11          8/31/10        8/31/09        8/31/08
------------------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                 $       8.16    $      7.96      $      8.23    $       9.61   $       9.34
------------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                      $       0.03    $     (0.01)     $     (0.02)   $       0.03   $       0.01
   Net realized and unrealized gain (loss) on
     investments                                             0.99           1.00             0.12           (1.39)          0.26
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets from
   investment operations                             $       1.02    $      0.99      $      0.10    $      (1.36)  $       0.27
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                    (0.01)         (0.00)(c)        (0.02)          (0.02)            --
   Net realized gain                                        (0.49)         (0.79)           (0.35)             --             --
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value           $       0.52    $      0.20      $     (0.27)   $      (1.38)  $       0.27
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $       8.68    $      8.16      $      7.96    $       8.23   $       9.61
====================================================================================================================================
Total return*                                               13.62%         12.65%            1.07%         (14.10)%         2.89%(b)
Ratio of net expenses to average net assets                  2.15%          2.15%            2.15%           1.99%          2.15%**
Ratio of net investment income (loss) to average
   net assets                                                0.35%          0.05%           (0.12)%          0.59%          0.40%**
Portfolio turnover rate                                        94%            91%             112%            114%           116%(b)
Net assets, end of period (in thousands)             $        618    $       673      $       482    $        265   $        257
Ratios with no waiver of fees and assumption of
   expenses by the Adviser:
   Total expenses                                            2.34%          2.41%            2.40%          13.76%         25.47%**
   Net investment income (loss)                              0.16%         (0.21)%          (0.37)%        (11.18)%       (22.92)%**
====================================================================================================================================

(a)   Class C shares were first publicly offered on July 17, 2008.

(b)   Not annualized.

(c)   Rounds to less than ($0.01) per share.

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

**    Annualized.

The accompanying notes are an integral part of these financial statements.

24 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

----------------------------------------------------------------------------------------------------------------------------------
                                                     Year            Year           Year           Year           7/31/08 (a)
                                                     Ended           Ended          Ended          Ended          to
                                                     8/31/12         8/31/11        8/31/10        8/31/09        8/31/08
----------------------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                 $       8.28    $      8.05    $      8.27    $       9.62   $       9.57
----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                             $       0.13    $      0.10    $      0.09    $       0.06   $       0.02
   Net realized and unrealized gain (loss) on
     investments                                             1.02           1.02           0.11           (1.34)          0.03
----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets from
   investment operations                             $       1.15    $      1.12    $      0.20    $      (1.28)  $       0.05
----------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                    (0.11)         (0.10)         (0.07)          (0.07)            --
   Net realized gain                                        (0.49)         (0.79)         (0.35)             --             --
----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value           $       0.55    $      0.23    $     (0.22)   $      (1.35)  $       0.05
----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $       8.83    $      8.28    $      8.05    $       8.27   $       9.62
==================================================================================================================================
Total return*                                               15.20%         14.11%          2.26%         (13.22)%         0.52%(b)
Ratio of net expenses to average net assets                  0.90%          0.90%          0.90%           0.90%          0.90%**
Ratio of net investment income to average net
   assets                                                    1.59%          1.30%          1.14%           1.41%          2.37%**
Portfolio turnover rate                                        94%            91%           112%            114%           116%(b)
Net assets, end of period (in thousands)             $     41,613    $    45,691    $    29,306    $     23,037   $        251
Ratios with no waiver of fees and assumption of
   expenses by the Adviser:
   Total expenses                                            1.03%          1.02%          1.22%           1.88%         10.11%**
   Net investment income (loss)                              1.46%          1.19%          0.82%           0.43%        (6.84)%**
==================================================================================================================================

(a)   Class Y shares were first publicly offered on July 31, 2008.

(b)   Not annualized.

* Assumes initial investment at net asset value at each beginning of the period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

**    Annualized.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 25

Notes to Financial Statements | 8/31/12

1. Organization and Significant Accounting Policies

Pioneer Disciplined Value Fund (the Fund) is one of four portfolios comprising Pioneer Series Trust V, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. Pioneer Investment Management Inc. (PIM), the Fund's investment adviser, paid all organizational costs of the Fund. The Fund's investment objective is long-term capital growth.

The Fund offers three classes of shares designated as Class A, Class C and Class Y shares. Class C shares were first publicly offered on July 17, 2008. Class Y shares were first publicly offered on July 31, 2008. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per-share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per-share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gain or loss on investments during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

26 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

A.    Security Valuation

      Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued at the mean between the last bid and asked prices. Short-term fixed income securities with remaining maturities of sixty days or less generally are valued at amortized cost. Money market mutual funds are valued at net asset value.

      Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times.

      Securities for which market prices and/or quotations are not readily available or are considered to be unreliable are valued using fair value methods pursuant to procedures adopted by the Board of Trustees. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ from exchange prices.

      At August 31, 2012, there were no securities that were valued using fair value methods (other than securities that were valued using prices supplied by independent pricing services). Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities.

      Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

      Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 27

B.    Federal Income Taxes

      It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. As of August 31, 2012, the Fund did not have any interest and penalties related to unrecognized tax positions, which, if applicable, would be recorded as an income tax expense in the Statement of Operations. Tax years for the prior three fiscal years are subject to examination by federal and state tax authorities.

      The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

      At August 31, 2012, the Fund reclassified $797 to decrease undistributed net investment income and $797 to decrease accumulated net realized loss on investments to reflect permanent book/tax differences. The reclassification has no impact on the net asset value of the Fund and is designed to present the Fund's capital accounts on a tax basis.

      At August 31, 2012, the Fund was permitted to carry forward indefinitely $1,384,903 of short-term losses under the Regulated Investment Company Modernization Act of 2010 without limitation.

      The tax character of distributions paid during the years ended August 31, 2012 and August 31, 2011 was as follows:

--------------------------------------------------------------------------------
                                                   2012                    2011
--------------------------------------------------------------------------------
Distributions paid from:
Ordinary income                             $ 1,682,420             $ 2,703,287
Long-term capital gain                        1,641,914                 724,285
--------------------------------------------------------------------------------
   Total                                    $ 3,324,334             $ 3,427,572
================================================================================


      The following shows the components of distributable earnings on a federal income tax-basis at August 31, 2012:

--------------------------------------------------------------------------------
                                                                           2012
--------------------------------------------------------------------------------
Distributable earnings:
Undistributed ordinary income                                       $   410,651
Capital loss carryforward                                            (1,384,903)
Net unrealized gain                                                   6,025,455
--------------------------------------------------------------------------------
   Total                                                            $ 5,051,203
================================================================================

28 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

      The difference between book-basis and tax-basis net unrealized gain is attributable to the tax deferral of losses on wash sales.

C.    Fund Shares

      The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $3,636 in underwriting commissions on the sale of Class A shares during the year ended August 31, 2012.

D.    Class Allocations

      Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day.

      Distribution fees are calculated based on the average daily net asset value attributable to Class A and Class C shares of the Fund, respectively (see Note 4). Class Y shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

      Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class C, and Class Y shares can reflect different transfer agent and distribution expense rates.

E.    Risks

      Small and mid-sized companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies. The Fund's prospectus contains information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 29

F.    Securities Lending

      The Fund may lend securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary investments. Credit Suisse AG, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends or interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund.
      The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities.
      If the required market value of the collateral is less than the value of the loaned securities, the borrower is required to deliver additional collateral for the account of the Fund prior to the close of business on that day. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund is required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined. At August 31, 2012, the Fund had no securities on loan.

      The Fund may lend securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary investments. Credit Suisse AG, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends or interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. If the required market value of the collateral is less than the value of the loaned securities, the borrower is required to deliver additional collateral for the account of the Fund prior to the close of business on that day. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund is required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined. There were no securities on loan as of August 31, 2012.

2.    Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.65% of the Fund's average daily net assets up to $1 billion, 0.60% of the next $4 billion and 0.55% on assets over $5 billion. For the year ended August 31, 2012, the effective management fee (excluding waivers and/or assumption of expenses) was equivalent to 0.65% of the Fund's average daily net assets.

PIM has contractually agreed to limit ordinary operating expenses of the Fund to the extent required to reduce Fund expenses to 1.25%, 2.15%, and 0.90% of the average daily net assets attributable to Class A, Class C, and Class Y shares, respectively. Fees waived and expenses reimbursed during the year ended August 31, 2012 are reflected on the Statement of Operations. These expense limitations are in effect through January 1, 2014. There can be no assurance that PIM will extend the expense limitation agreement for a class of shares beyond the date referred to above.

30 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $24,998 in management fees, administrative costs and certain other reimbursements payable to PIM at August 31, 2012.

Effective March 5, 2012, PIM has retained Brown Brothers Harriman & Co. to provide certain sub-administration and accounting services to the Fund.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended August 31, 2012, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
Shareholder Communications
--------------------------------------------------------------------------------
Class A                                                             $     2,459
Class C                                                                     194
Class Y                                                                     519
--------------------------------------------------------------------------------
   Total                                                            $     3,172
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $439 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at August 31, 2012.

4. Distribution Plan

The Fund has adopted a distribution plan (the Plan) pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A and Class C shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class C shares. The fee for Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class C shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $62 in distribution fees payable to PFD at August 31, 2012.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 31

In addition, redemptions of each class of shares (except Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class Y shares. Proceeds from the CDSCs are paid to PFD. For the year ended August 31, 2012, CDSCs in the amount of $130 were paid to PFD.

32 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust V and
the Shareowners of Pioneer Disciplined Value Fund:
--------------------------------------------------------------------------------

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Pioneer Disciplined Value Fund, one of the portfolios constituting Pioneer Series Trust V (the "Trust") as of August 31 2012 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of August 31, 2012 by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Disciplined Value Fund at August 31, 2012, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
October 24, 2012

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 33

ADDITIONAL INFORMATION (unaudited)

For the year ended August 30, 2012, certain dividends paid by the Fund may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act (the Act) of 2003. The Fund intends to designate up to the maximum amount of such dividends allowable under the Act, as taxed at a maximum rate of 15%. Complete information will be computed and reported in conjunction with your 2011 form 1099-DIV.

The qualifying percentage of the Fund's ordinary income dividends for the purpose of the corporate dividends received deduction was 57.44%.

The percentage of the Fund's ordinary income distributions that is exempt from nonresident alien (NRA) tax withholding resulting from qualified short term gains was 59.97%.


34 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy voting policies and procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and Officers are listed on the following pages, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 56 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.


                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 35

Independent Trustees

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                  Other Directorships
Held with the Fund          Length of Service   Principal Occupation                            Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (61)        Trustee since       Chairman and Chief Executive Officer,           Director, Broadridge Financial
Chairman of the Board and   2006. Serves        Quadriserv, Inc. (technology products for       Solutions, Inc. (investor
Trustee                     until a successor   securities lending industry) (2008 -            communications and securities
                            trustee is          present); private investor (2004 - 2008); and   processing provider for
                            elected or          Senior Executive Vice President, The Bank of    financial services industry)
                            earlier             New York (financial and securities services)    (2009 - present);
                            retirement or       (1986 - 2004)
                            removal.
---------------------------------------------------------------------------------------------------------------------------------
David R. Bock (68)          Trustee since       Managing Partner, Federal City Capital          Director, Quadriserv, Inc.
Trustee                     2005. Serves        Advisors (corporate advisory services           (2005 - present); and
                            until a successor   company) (1997 - 2004 and 2008 - present);      Commissioner, New Jersey State
                            trustee is          Interim Chief Executive Officer, Oxford         Civil Service Commission (2011
                            elected or          Analytica, Inc. (privately held research and    - present) Director of
                            earlier             consulting company) (2010); Executive Vice      Enterprise Community
                            retirement or       President and Chief Financial Officer, I-trax,  Investment, Inc.
                            removal.            Inc. (publicly traded health care services      (privately-held affordable
                                                company) (2004 - 2007); and Executive Vice      housing finance company) (1985 -
                                                President and Chief Financial Officer,          2010); Director of Oxford
                                                Pedestal Inc. (internet-based mortgage          Analytica, Inc. (2008 -
                                                trading company) (2000 - 2002)                  present); Director of The Swiss
                                                                                                Helvetia Fund, Inc. (closed-end
                                                                                                fund) (2010 - present); and
                                                                                                Director of New York Mortgage
                                                                                                Trust (publicly traded mortgage
                                                                                                REIT) (2004 - 2009, 2012 -
                                                                                                present)
---------------------------------------------------------------------------------------------------------------------------------

36 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                  Other Directorships
Held with the Fund          Length of Service   Principal Occupation                            Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (64)           Trustee since       Chairman, Bush International, LLC               Director of Marriott
Trustee                     2005. Serves        (international financial advisory firm) (1991 - International, Inc. (2008 -
                            until a successor   present); Senior Managing Director, Brock       present); Director of Discover
                            trustee is          Capital Group, LLC (strategic business          Financial Services (credit card
                            elected or          advisors) (2010 - present); Managing            issuer and electronic payment
                            earlier             Director, Federal Housing Finance Board         services) (2007 - present);
                            retirement or       (oversight of Federal Home Loan Bank system)    Former Director of Briggs &
                            removal.            (1989 - 1991); Vice President and Head of       Stratton Co. (engine
                                                International Finance, Federal National         manufacturer) (2004 - 2009);
                                                Mortgage Association (1988 - 1989); U.S.        Former Director of UAL
                                                Alternate Executive Director, International     Corporation (airline holding
                                                Monetary Fund (1984 - 1988); Executive          company) (2006 - 2010);
                                                Assistant to Deputy Secretary of the U.S.       Director of ManTech
                                                Treasury, U.S. Treasury Department (1982 -      International Corporation
                                                1984); and Vice President and Team Leader in    (national security, defense,
                                                Corporate Banking, Bankers Trust Co. (1976 -    and intelligence technology
                                                1982)                                           firm) (2006 - present); Member,
                                                                                                Board of Governors, Investment
                                                                                                Company Institute (2007 -
                                                                                                present); Member, Board of
                                                                                                Governors, Independent
                                                                                                Directors Council (2007 -
                                                                                                present); Former Director of
                                                                                                Brady Corporation (2000 -
                                                                                                2007); Former Director of
                                                                                                Mortgage Guaranty Insurance
                                                                                                Corporation (1991 - 2006);
                                                                                                Former Director of Millennium
                                                                                                Chemicals, Inc. (commodity
                                                                                                chemicals) (2002 - 2005);
                                                                                                Former Director, R.J. Reynolds
                                                                                                Tobacco Holdings, Inc.
                                                                                                (tobacco) (1999-2005); and
                                                                                                Former Director of Texaco, Inc.
                                                                                                (1997 - 2001)
---------------------------------------------------------------------------------------------------------------------------------

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 37

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                  Other Directorships
Held with the Fund          Length of Service   Principal Occupation                            Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (67)   Trustee since       William Joseph Maier Professor of Political     Trustee, Mellon Institutional
Trustee                     2008. Serves until  Economy, Harvard University (1972 - present)    Funds Investment Trust and
                            a successor                                                         Mellon Institutional Funds
                            trustee is elected                                                  Master Portfolio (oversaw 17
                            or earlier                                                          portfolios in fund complex)
                            retirement or                                                       (1989-2008)
                            removal
---------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (65)   Trustee since       Founding Director, Vice President and           None
Trustee                     2005. Serves until  Corporate Secretary, The Winthrop Group, Inc.
                            a successor         (consulting firm) (1982-present); Desautels
                            trustee is elected  Faculty of Management, McGill University
                            or earlier          (1999 - present); and Manager of Research
                            retirement or       Operations and Organizational Learning, Xerox
                            removal.            PARC, Xerox's advance research center
                                                (1990-1994)
---------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (64)    Trustee since       President and Chief Executive Officer,          Director of New America High
Trustee                     2005. Serves until  Newbury, Piret & Company, Inc. (investment      Income Fund, Inc. (closed-end
                            a successor         banking firm) (1981 - present)                  investment company) (2004 -
                            trustee is elected                                                  present); and member, Board of
                            or earlier                                                          Governors, Investment Company
                            retirement or                                                       Institute (2000 - 2006)
                            removal.
---------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (83)        Trustee since       Senior Counsel, Sullivan & Cromwell LLP (law    Director, The Swiss Helvetia
Trustee                     2005. Serves until  firm) (1998 - present); and Partner, Sullivan   Fund, Inc. (closed-end
                            a successor         & Cromwell LLP (prior to 1998)                  investment company); and
                            trustee is elected                                                  Director, Invesco, Ltd.
                            or earlier                                                          (formerly AMVESCAP, PLC)
                            retirement or                                                       (investment manager)
                            removal.                                                            (1997-2005)
---------------------------------------------------------------------------------------------------------------------------------

38 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

Interested Trustees

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                  Other Directorships
held with the Fund          Length of Service   Principal Occupation                            Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (86)*    Trustee since       Non-Executive Chairman and a director of        None
Trustee, President and      2005. Serves        Pioneer Investment Management USA Inc.
Chief Executive Officer     until a successor   ("PIM-USA"); Chairman and a director of
of the Funds                trustee is          Pioneer; Chairman and Director of Pioneer
                            elected or          Institutional Asset Management, Inc. (since
                            earlier             2006); Director of Pioneer Alternative
                            retirement or       Investment Management Limited (Dublin)
                            removal.            (until October 2011); President and a
                                                director of Pioneer Alternative Investment
                                                Management (Bermuda) Limited and affiliated
                                                funds; Deputy Chairman and a director of
                                                Pioneer Global Asset Management S.p.A.
                                                ("PGAM") (until April 2010); Director of
                                                Nano-C, Inc. (since 2003); Director of Cole
                                                Management Inc. (2004 - 2011); Director of
                                                Fiduciary Counseling, Inc. (until December
                                                2011); President of all of the Pioneer
                                                Funds; and Retired Partner, Wilmer Cutler
                                                Pickering Hale and Dorr LLP
---------------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury         Trustee since       Director, CEO and President of PIM-USA          None
(53)*                       2007. Serves        (since February 2007); Director and
Trustee and Executive       until a successor   President of Pioneer and Pioneer
Vice President              trustee is          Institutional Asset Management, Inc. (since
                            elected or          February 2007); Executive Vice President of
                            earlier             all of the Pioneer Funds (since March 2007);
                            retirement or       Director of PGAM (2007 - 2010); Head of New
                            removal.            Europe Division, PGAM (2000 - 2005); Head of
                                                New Markets Division, PGAM (2005 - 2007)
---------------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 39

Fund Officers

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                  Other Directorships
held with the Fund          Length of Service   Principal Occupation                            Held by Officer
---------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley       Since 2010.         Vice President and Associate General Counsel    None
(47)                        Serves at the       of Pioneer since January 2008 and Secretary
Secretary                   discretion of the   of all of the Pioneer Funds since June 2010;
                            Board.              Assistant Secretary of all of the Pioneer
                                                Funds from September 2003 to May 2010; and
                                                Vice President and Senior Counsel of Pioneer
                                                from July 2002 to December 2007
---------------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (51)      Since 2010.         Fund Governance Director of Pioneer since       None
Assistant Secretary         Serves at the       December 2006 and Assistant Secretary of all
                            discretion of the   the Pioneer Funds since June 2010; Manager -
                            Board.              Fund Governance of Pioneer from December
                                                2003 to November 2006; and Senior Paralegal
                                                of Pioneer from January 2000 to November
                                                2003
---------------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (49)           Since 2010.         Counsel of Pioneer since June 2007 and          None
Assistant Secretary         Serves at the       Assistant Secretary of all the Pioneer Funds
                            discretion of the   since June 2010; and Vice President and
                            Board.              Counsel at State Street Bank from October
                                                2004 to June 2007
---------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (52)        Since 2008.         Vice President - Fund Treasury of Pioneer;      None
Treasurer and Chief         Serves at the       Treasurer of all of the Pioneer Funds since
Financial and Accounting    discretion of the   March 2008; Deputy Treasurer of Pioneer from
Officer of the Funds        Board.              March 2004 to February 2008; and Assistant
                                                Treasurer of all of the Pioneer Funds from
                                                March 2004 to February 2008
---------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (47)       Since 2005.         Assistant Vice President - Fund Treasury of     None
Assistant Treasurer         Serves at the       Pioneer; and Assistant Treasurer of all of
                            discretion of the   the Pioneer Funds
                            Board.
---------------------------------------------------------------------------------------------------------------------------------

40 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position      Term of Office and                                                  Other Directorships
held with the Fund          Length of Service   Principal Occupation                            Held by Officer
---------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (54)          Since 2005.         Fund Accounting Manager - Fund Treasury of      None
Assistant Treasurer         Serves at the       Pioneer; and Assistant Treasurer of all of
                            discretion of the   the Pioneer Funds
                            Board.
---------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (32)       Since 2009.         Fund Administration Manager - Fund Treasury     None
Assistant Treasurer         Serves at the       of Pioneer since November 2008; Assistant
                            discretion of the   Treasurer of all of the Pioneer Funds since
                            Board.              January 2009; and Client Service Manager -
                                                Institutional Investor Services at State
                                                Street Bank from March 2003 to March 2007
---------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (59)        Since 2010.         Chief Compliance Officer of Pioneer and of      None
Chief Compliance Officer    Serves at the       all the Pioneer Funds since March 2010;
                            discretion of the   Director of Adviser and Portfolio Compliance
                            Board.              at Pioneer since October 2005; and Senior
                                                Compliance Officer for Columbia Management
                                                Advisers, Inc. from October 2003 to October
                                                2005
---------------------------------------------------------------------------------------------------------------------------------

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 41

                           This page for your notes.

42 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

                           This page for your notes.

                     Pioneer Disciplined Value Fund | Annual Report | 8/31/12 43

                           This page for your notes.

44 Pioneer Disciplined Value Fund | Annual Report | 8/31/12

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
-------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                               1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                            1-800-225-4321

Retirement plans information                                    1-800-622-0176

Write to us:
-------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                               1-800-225-4240

Our internet e-mail address                 ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.